UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2006 (January 26, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On January 26, 2006, St. Mary Land & Exploration Company issued a press release announcing its 2005 year end reserves, 2006 capital expenditures budget and guidance, and a 2005 financial and operational update. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On January 27, 2006, St. Mary Land & Exploration Company issued a press release announcing it is scheduled to release its year-end 2005 earnings after the close of trading on the NYSE on February 23, 2006 and that its 2005 year-end earnings teleconference call is scheduled for February 24, 2006. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this report:

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated January 26, 2006

Exhibit 99.2	Press release of St. Mary Land & Exploration Company dated January 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: January 27, 2006	By: /S/ DAVID W. HONEYFIELD
David W. Honeyfield
Vice President – Chief Financial Officer, Secretary
and Treasurer